EX-99.(p)(i)

GLOBAL BETA ADVISORS LLC
RULE 17j-1 CODE OF ETHICS

This Rule 17j‑1 Code of Ethics (the “Code”) has been adopted by Global Beta Advisors LLC (the “Adviser”) in connection with its role as investment adviser to Global Beta ETF Trust (the “Trust”) and any affiliated registered investment companies (such registered investment companies advised by the Adviser to be collectively referred to as “Clients”) in compliance with Rule 17j‑1 under the Investment Company Act of 1940 (the “Act”) (unless specifically identified, Rule 17j‑1 is referred to as the “Rule”).  This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of the Adviser reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j‑1 thereunder.
This Code acknowledges the general principles that access persons and advisory persons (as defined below):  (i) owe a fiduciary obligation to Clients; (ii) have the duty at all times to place the interests of Clients and their respective shareholders, if any, first; (iii) must conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual’s position of trust and responsibility; (iv) should not take inappropriate advantage of their positions in relation to Clients; (v) must comply with the federal securities laws; and (vi) must safeguard nonpublic information about Clients and their accounts, securities, instructions and interests.
I. Definitions
A. “Access person” means any director, trustee, officer, general partner, managing member, or Advisory Person (as defined) of the Adviser and any employee who has access to nonpublic information regarding any Client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any reportable fund (as defined in Rule 204A‑1 of the Investment Advisers Act of 1940 (the “Advisers Act”)), or who is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic.
B. “Advisory person” means (1) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined) by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a security by the Client.
C. “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a‑1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “1934 Act”).
D. “Chief Compliance Officer” means the chief compliance officer of the Adviser, or his or her delegate.

E. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.  Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
F. A “security held or to be acquired” means:  (1) any security which, within the most recent 15 days:  (a) is or has been held by a Client; or (b) is being or has been considered by the Adviser for purchase by a Client; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.
G. An “initial public offering” means an offering of securities registered under the Securities Act of 1933 (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.
H. “Investment personnel” means:  (1) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Clients; and (2) any natural person who controls the Adviser and who obtains information concerning recommendations made to Clients regarding the purchase or sale of securities by Clients.
I. A “limited offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.
J. “Purchase or sale” for purposes of this Code and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.
K. “Reportable Security” means a Security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short‑term debt instruments, including repurchase agreements, and shares issued by registered open‑end investment companies (including money market funds) except shares of Clients, or such other securities as may be excepted under the provisions of the Rules.
II. Prohibitions
A. Generally.  Rule 17j‑1 under the Act makes it unlawful for any affiliated person of a Client, or any affiliated person of the Adviser, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by a Client:
1. To employ any device, scheme or artifice to defraud Clients;
2. To make to a Client any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or
4. To engage in any manipulative practice with respect to a Client.
It is the policy of the Adviser that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Rule set forth above.
B. Initial Public Offerings and Limited Offerings.  No access person or investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Chief Compliance Officer has authorized the transaction in advance.
III. Procedures
A. Acknowledgment of Receipt.  Each person receiving a copy of this Code and any subsequent amendment thereto, must acknowledge receipt in writing on the form supplied by the Chief Compliance Officer attached as Appendix I and must promptly return the signed form to the Chief Compliance Officer.
B. Reporting.  In order to provide the Adviser with information to enable it to determine with reasonable assurance whether the provisions of the Rule are being observed by its access persons, each access person of the Adviser shall submit the following reports in the forms attached hereto as Exhibits A‑D to the Chief Compliance Officer showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:
1. Initial Holding Report.  Exhibit A shall initially be filed no later than 10 days after that person becomes an access person and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person.  Each holdings report must contain with respect to each Reportable Security, at a minimum:  (i) the title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (iii) the date the access person submits the report.
2. Quarterly Transaction Reports.  Exhibits B and C shall be filed no later than 30 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported.  No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser no later than 30 days after the end of each calendar quarter and/or information contained in the Adviser’s records.  In addition, transactions effected pursuant to automatic reinvestment plans need not be reported.  Quarterly transaction reports must be dated and contain the following information with respect to each transaction in a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership and/or brokerage account established by the access person in which he or she held any securities during the quarter:  (i) date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved; (ii) nature of the transaction (i.e., purchase, sale or another type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) name of broker, dealer or bank with or through whom the transaction was effected; and (v) the date the access person submits the report.
3. Annual Holdings Report.  Exhibit D must be submitted by each access person within 45 days after the end of each calendar year with respect to each security held and the information must be current as of a date no more than 45 days prior to the date the report was submitted.  The annual holdings report shall contain the same information as the initial holdings report.
C. Notification.  The Chief Compliance Officer shall notify each access person of the Adviser who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person.
IV. Review and Enforcement
A. Review.
1. The Chief Compliance Officer shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code.
2. If the Chief Compliance Officer determines that a violation of this Code may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief Compliance Officer  may give such person an opportunity to supply additional information regarding the transaction in question.
B. Enforcement.
1. If the Chief Compliance Officer determines that a material violation of this Code has occurred, he or she shall promptly report the violation to the president of the Adviser (the “President”), unless the President is the person whose transaction is under consideration, in which case the Chief Compliance Officer shall promptly report the violation to the chief investment officer of the Adviser (the “CIO”).  The President or CIO, as the case may be, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.
2. No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.  If, for example, a securities transaction of the Chief Compliance Officer is under consideration, the President shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.
C. Certificate of Compliance.  Each access person must certify in writing within 30 days of each year in the form attached as Appendix II that he or she has:  (a) read this Code, including any amendments thereto, and understood it; (b) complied with this Code’s requirement during the past year; (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code and (d) reported all violations of this Code and the federal securities laws to the Chief Compliance Officer.
D. Reporting to Client Boards.  At periodic intervals established by each Client’s Board of Directors/Trustees, but no less frequently than annually, the Chief Compliance Officer shall furnish to each Client’s Board a written report that:
1. Describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
2. Certifies that the Adviser has adopted procedures reasonably necessary to prevent access persons from violating the Code.
V. Records
The Adviser shall maintain at its principal place of business records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.
•	A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
•
A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•
A copy of each report made pursuant to this Code by an access person, including any information provided in lieu of reports, shall be preserved by the Chief Compliance Officer for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

•
A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons, for at least five years after the end of the fiscal year in which the approval is granted;

•
A copy of each report made pursuant to Section IV.D of this Code shall be preserved by the Chief Compliance Officer for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

•	The Chief Compliance Officer shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section II.B of this Code for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.
VI. Miscellaneous
A. Confidentiality.  All reports of securities transactions and any other information filed with the Adviser pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.
B. Amendment; Interpretation of Provisions.  The Adviser may from time to time amend this Code or adopt such interpretations of this Code as it deems to be appropriate.

Adopted: November 15, 2019

ANNUAL CERTIFICATION
The undersigned hereby certifies on behalf of the Adviser pursuant to Section IV.D(2) of the Code of Ethics of the Adviser, that the Adviser has adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.
Date: 12/10/19

/s/ Jim Nash
Chief Compliance Officer Global Beta Advisors LLC

Appendix I
WRITTEN ACKNOWLEDGMENT OF CODE OF ETHICS
To the Chief Compliance Officer:
The undersigned hereby acknowledges receipt of the Code of Ethics of Global Beta Advisors LLC and any current amendment thereto.

Date:

	By:	_____________________ Name: Title:

Appendix II
ANNUAL COMPLIANCE CERTIFICATION
To the Chief Compliance Officer:
The undersigned hereby certifies that he or she has:
(a)	read this Code of Ethics, including any amendments thereto, and understood it;
(b)	complied with this Code’s requirement during the past year;
(c)	disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code; and
(d)	reported all violations of this Code and the federal securities laws to the Chief Compliance Officer.

Date:

	By:	______________ Name: Title:

II-1

EXHIBIT A
INITIAL HOLDINGS REPORT
To the Chief Compliance Officer:
As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of Global Beta Advisors LLC:
Title and Type Security	Symbol or CUSIP No.	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.
Date:	Signature:
Exch.A-1

EXHIBIT B
SECURITIES TRANSACTION REPORT
For the Calendar Quarter Ended ____________________
To the Chief Compliance Officer:
During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of Global Beta Advisors LLC:
Security (including interest rate and maturity date, if any)	Symbol or CUSIP Number	Date of Transaction	No. of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions effected pursuant to an automatic investment plan, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.
Date:	Signature:

Exch.B-1

EXHIBIT C
ACCOUNT ESTABLISHMENT REPORT
For the Calendar Quarter Ended _________________
To the Chief Compliance Officer:
During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Code of Ethics of Global Beta Advisors LLC:
Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

Date:	Signature:
Exch.C-1

EXHIBIT D
ANNUAL HOLDINGS REPORT
To the Chief Compliance Officer:
As of December 31, ____, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of Global Beta Advisors LLC:
Title and Type of Security	Symbol or CUSIP No.	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

Date:	Signature:

Exch.D-1